Exhibit 99.1
January 25, 2005

Lisa Capps
Investor Relations
WFS Financial
Phone: (949) 727-1002
Email: Investor_Relations@WFSFinancial.com

WFS Financial Reports Year-end and Fourth Quarter Results

Irvine, CA: WFS Financial Inc (Nasdaq:WFSI) reported that net income for 2004 rose 12% to a record $182 million compared with $162 million last year. Earnings per share rose 12% to a record $4.44 for the twelve months ended December 31, 2004 compared with $3.95 for 2003. Fourth quarter net income increased 53% to $43.7 million for the three months ended December 31, 2004 compared with $28.6 million for the same period a year ago. Earnings per diluted share increased 51% to $1.06 for the three months ended December 31, 2004 compared with $0.70 per diluted share for the same period a year earlier.

“Our strong net income was primarily the result of a significant improvement in credit performance,” said Tom Wolfe, CEO of WFS Financial. “Our emphasis on risk-focused underwriting, our effective auto lending servicing platform and an improving economy all contributed to the improvement in our credit performance even as we achieved 11% year over year origination growth.”

Annualized credit loss experience improved 63 basis points to 2.01% of average managed automobile contracts for the fourth quarter compared with 2.64% for the same period a year earlier. For the twelve months ended December 31, 2004, credit loss experience improved 61 basis points to 1.99% compared with 2.60% for 2003. The percentage of outstanding automobile contracts 30 days or more delinquent improved 66 basis points to 2.24% at December 31, 2004 compared with 2.90% a year ago.

Provision for credit losses declined to $59.0 million for the three months ended December 31, 2004, compared with $69.6 million for the same period a year earlier as a result of lower chargeoff experience and stronger portfolio characteristics. For the twelve months ended December 31, 2004, the provision for credit losses declined to $192 million compared with $234 million last year.

At December 31, 2004, the allowance for credit losses totaled $252 million or 2.6% of loans receivable compared with $240 million or 2.8% at December 31, 2003.

Automobile contract purchases totaled $1.6 billion for the fourth quarter of 2004, a 17% increase from the same period a year earlier. For the twelve months ended December 31, 2004, automobile contract purchases totaled $6.6 billion, an 11% increase over 2003. The Company’s portfolio of managed automobile contracts grew to $11.6 billion at December 31, 2004, up from $10.6 billion a year earlier.

Net interest income grew 7% to $159 million for the fourth quarter compared with $148 million for the same period a year earlier as total average interest earning assets increased $599 million to $9.9 billion and net interest margin widened 16 basis points to 5.98% on the total portfolio for the fourth quarter compared with the same period a year ago. For the twelve months ended December 31, 2004, net interest income declined 3% to $584 million compared with $602 million for the same period a year earlier as total average interest earning assets decreased $198 million to $9.4 billion as a result of whole loan sales and net interest margin decreased 9 basis points to 5.88% on the total portfolio for the year compared with the same period a year ago.

The Company issued $1.4 billion of automobile receivable asset-backed securities during the quarter with a weighted average cost of funds of 3.1%. The Company continues to be the largest non-captive issuer of automobile asset-backed securities in the U.S. having issued a total of $41 billion of such securities in 65 transactions to date.

Noninterest income was $34.4 million for the three months ended December 31, 2004 compared with $31.8 million for the same period a year earlier. For the twelve months ended December 31, 2004, noninterest income was $155 million compared with $142 million for 2003.

Noninterest expense totaled $62.7 million or 2.18% of average managed contracts for the fourth quarter compared with $62.7 million or 2.38% of average managed contracts for the same period a year earlier. For the twelve months ended December 31, 2004, noninterest expense totaled $245 million or 2.21% of average managed contracts compared with $241 million or 2.40% of average managed contracts a year ago.

As previously announced, Westcorp, WFS’ ultimate parent, is in the process of converting Western Financial Bank to a California state commercial bank and merging WFS Financial into Western Financial Bank as part of the acquisition of the minority interest in WFS Financial. The conversion is contingent upon approval by the Board of Governors of the Federal Reserve of Westcorp’s application to become a bank holding company. The merger also remains subject to approval by the majority of WFS Financial’s minority shareholders.

Earnings Conference Call
WFS Financial, along with its parent, Westcorp, will host a conference call for analysts and investors at 7:30 a.m. (PST) on Wednesday, January 26, 2005. As part of this conference call, the Company’s management will discuss earnings results for the quarter. For a live Internet broadcast of this conference call, please go to the Company’s web site at http://www.wfsfinancial.com to register, download, and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call.

Westcorp is a financial services holding Company whose principal subsidiaries are WFS Financial Inc and Western Financial Bank. Westcorp is a publicly owned Company whose common stock is traded on the New York Stock Exchange under the symbol WES. Information about Westcorp can be found at its web site at http://www.westcorpinc.com

Westcorp, through its subsidiary, WFS Financial, is one of the nation’s largest independent automobile finance companies. WFS Financial specializes in originating, securitizing, and servicing new and pre-owned prime and non-prime credit quality automobile contracts through its nationwide relationships with automobile dealers. WFS Financial is a publicly owned Company whose common stock is traded on the Nasdaq under the symbol WFSI. Information about WFS Financial can be found at its web site at http://www.wfsfinancial.com.

Westcorp, through its subsidiary, Western Financial Bank, operates 20 retail bank branches and provides commercial banking services in Southern California. Information on the products and services offered by the Bank can be found at its web site at http://www.wfb.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended. Forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and similar terms and phrases, including references to assumptions. Forward-looking statements in this press release relate to analyses and other information, which are based on forecasts of future results and estimates of amounts not yet determinable.

In addition, these statements relate to the Company’s future prospects, developments and business strategies and include information regarding the Company’s improved credit quality trends and higher automobile origination growth. In particular, there can be no assurances that improved credit quality trends or origination growth identified in this press release will continue in future periods.

These statements are subject to uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control that could cause actual results to differ materially from those expressed in or implied by these forward-looking statements.

The following factors are among those that may cause actual results to differ materially from the forward-looking statements: changes in general economic and business conditions; interest rate fluctuations, including the effect of hedging activities; the Company’s financial condition and liquidity, as well as future cash flow and earnings and the level of operating expenses; competition; the effect, interpretation, or application of new or existing laws, regulations, court decisions and significant litigation; and the level of chargeoffs on the automobile contracts that the Company originates.

A further list of these risks, uncertainties and other matters can be found in the Company’s filings with the Securities and Exchange Commission. If one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect, the Company’s actual results may vary materially from those expected, estimated or projected. The information contained in this press release is as of January 25, 2005. The Company assumes no obligation to update any forward-looking statements to reflect future events or circumstances.

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	For the Three Months		For the Twelve Months
	Ended December 31,		Ended December 31,
	2004	2003	2004	2003
	(Dollars in thousands, except per share amounts)
Interest income:
Loans, including fees	$235,126	$232,369	$888,231	$982,946
Other	3,686	2,574	11,904	10,058

TOTAL INTEREST INCOME	238,812	234,943	900,135	993,004
Interest expense:
Notes payable on automobile secured financing	70,786	76,681	274,541	349,359
Other	9,432	10,309	41,783	42,042

TOTAL INTEREST EXPENSE	80,218	86,990	316,324	391,401

NET INTEREST INCOME	158,594	147,953	583,811	601,603
Provision for credit losses	58,961	69,578	192,315	233,800

NET INTEREST INCOME AFTER PROVISION FOR CREDIT LOSSES	99,633	78,375	391,496	367,803
Noninterest income:
Automobile servicing	33,125	30,952	137,593	119,015
Gain on sale of contracts			13,792	18,725
Other	1,261	860	3,395	4,758

TOTAL NONINTEREST INCOME	34,386	31,812	154,780	142,498
Noninterest expense:
Salaries and employee benefits	40,652	38,321	159,571	149,829
Credit and collections	8,758	8,933	32,812	35,448
Data processing	5,043	3,837	16,498	16,659
Occupancy	2,944	3,343	11,423	13,383
Other	5,266	8,280	25,080	26,075

TOTAL NONINTEREST EXPENSE	62,663	62,714	245,384	241,394

INCOME BEFORE INCOME TAX	71,356	47,473	300,892	268,907
Income tax	27,673	18,836	118,651	106,519

NET INCOME	$43,683	$28,637	$182,241	$162,388

Earnings per common share:
Basic	$1.06	$0.70	$4.44	$3.96

Diluted	$1.06	$0.70	$4.44	$3.95

Weighted average number of common shares outstanding:
Basic	41,038,003	41,032,393	41,036,408	41,026,067

Diluted	41,081,156	41,078,684	41,079,337	41,069,263

WFS FINANCIAL INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	December 31, 2004	December 31, 2003
	(Dollars in thousands)
ASSETS
Cash	$87,963	$79,314
Other short-term investments – parent		763,921

Cash and due from banks	87,963	843,235
Restricted cash	363,783	245,399
Contracts receivable	9,563,057	8,716,268
Allowance for credit losses	(252,465)	(239,697)

Contracts receivable, net	9,310,592	8,476,571
Accrued interest receivable	55,126	55,275
Premises and equipment, net	30,820	29,206
Other	100,934	119,074

TOTAL ASSETS	$9,949,218	$9,768,760

LIABILITIES
Lines of credit – parent	$52,731	$21,811
Notes payable on automobile secured financing	8,105,275	8,157,601
Notes payable – parent	461,010	400,820
Amounts held on behalf of trustee	194,913	243,072
Other	104,812	126,587

TOTAL LIABILITIES	8,918,741	8,949,891

SHAREHOLDERS’ EQUITY
Common stock (no par value; authorized 50,000,000 shares; issued and outstanding 41,038,003 shares in 2004 and 41,033,901 shares in 2003)	338,328	338,291
Paid-in capital	6,324	6,280
Retained earnings	689,429	507,188
Accumulated other comprehensive loss, net of tax	(3,604)	(32,890)

TOTAL SHAREHOLDERS’ EQUITY	1,030,477	818,869

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$9,949,218	$9,768,760

The following table presents information relative to the average balances and interest rates on an owned basis for the periods indicated:

	For the Three Months Ended December 31,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$9,199,131	$235,126	10.17%	$8,416,748	$232,369	10.95%
Investment securities	748,814	3,686	1.96	931,902	2,574	1.10

Total interest earning assets	$9,947,945	238,812	9.55%	$9,348,650	234,943	9.97%

Interest bearing liabilities:
Lines of credit — parent	$86,450	875	4.02%	$22,941	126	2.18%
Notes payable — parent	300,000	7,688	10.25	400,820	9,924	9.90
Notes payable on automobile secured financing	8,356,948	70,786	3.39	7,698,384	76,681	3.98
Other	253,535	869	1.36	267,555	259	0.39

Total interest bearing liabilities	$8,996,933	80,218	3.57%	$8,389,700	86,990	4.15%

Net interest income and interest rate spread		$158,594	5.98%		$147,953	5.82%

Net yield on average interest earning assets			6.38%			6.33%

	For the Twelve Months Ended December 31,
	2004			2003
	Average		Yield/	Average		Yield/
	Balance	Interest	Rate	Balance	Interest	Rate
	(Dollars in thousands)
Interest earning assets:
Contracts receivable (1)	$8,494,542	$888,231	10.46%	$8,721,637	$982,946	11.27%
Investment securities	867,372	11,904	1.37	838,285	10,058	1.20

Total interest earning assets	$9,361,914	900,135	9.61%	$9,559,922	993,004	10.39%

Interest bearing liabilities:
Lines of credit — parent	$54,188	1,831	3.38%	$43,532	993	2.28%
Notes payable — parent	356,213	35,739	10.03	402,947	39,888	9.90
Notes payable on automobile secured financing	7,759,865	274,541	3.54	8,215,265	349,359	4.25
Other	299,221	4,213	1.41	189,555	1,161	0.61

Total interest bearing liabilities	$8,469,487	316,324	3.73%	$8,851,299	391,401	4.42%

Net interest income and interest rate spread		$583,811	5.88%		$601,603	5.97%

Net yield on average interest earning assets			6.24%			6.29%

(1)	For the purpose of these computations, nonaccruing contracts are included in the average amounts outstanding.

WFS FINANCIAL AND SUBSIDIARIES
OTHER FINANCIAL DATA AND STATISTICAL SUMMARY

	Q4 2004	Q3 2004	Q2 2004	Q1 2004	Q4 2003
	(Dollars in thousands, except per share amounts)

Earnings:
Net interest income	$158,594	$148,775	$136,000	$140,442	$147,953
Provision for credit losses	58,961	59,957	53,421	19,976	69,578
Noninterest income	34,386	36,517	34,732	49,144	31,812
Noninterest expense	62,663	62,174	61,630	58,916	62,714

Income before taxes	71,356	63,161	55,681	110,694	47,473
Income taxes	27,673	25,057	22,135	43,786	18,836

Net income	$43,683	$38,104	$33,546	$66,908	$28,637

Equity:
Earning per share — basic	$1.06	$0.93	$0.82	$1.63	$0.70
Earning per share — diluted	$1.06	$0.93	$0.82	$1.63	$0.70
Book value per share (period end) (1)	$25.20	$24.13	$23.20	$22.39	$20.76
Stock price per share (period end)	$50.56	$46.55	$49.51	$43.32	$42.46
Total equity to assets (1)	10.39%	10.28%	10.30%	10.62%	8.72%
Return on average equity (1)	17.27%	15.69%	14.33%	30.21%	13.69%
Average shares outstanding — diluted	41,081,156	41,080,978	41,079,727	41,078,787	41,078,684

Loan Portfolio:
Automobile contracts purchased	$1,583,787	$1,799,106	$1,666,842	$1,585,173	$1,356,505
Automobile contracts managed (period end)	$11,560,890	$11,440,353	$11,113,148	$10,850,314	$10,596,665
Number of accounts managed (period end)	876,695	869,038	853,193	840,566	826,122
Average automobile contracts managed	$11,512,626	$11,268,695	$10,946,273	$10,726,048	$10,549,972

Credit Quality:
Delinquency rate (30+ days)	2.24%	2.24%	2.21%	1.91%	2.90%
Repossessions to total contracts	0.07%	0.06%	0.06%	0.06%	0.10%
Net chargeoffs (annualized)	2.01%	1.95%	1.73%	2.27%	2.64%
Allowance to automobile contracts	2.64%	2.64%	2.67%	2.70%	2.75%

Operations:
Total assets	$9,949,218	$9,631,069	$9,245,683	$8,653,690	$9,768,760
Noninterest expense to average contracts	2.18%	2.21%	2.25%	2.20%	2.38%

(1)	Excludes other comprehensive income.

WFS FINANCIAL INC AND SUBSIDIARIES
CUMULATIVE STATIC POOL LOSS CURVES (UNAUDITED)
At December 31, 2004

The following table sets forth the cumulative static pool losses by month for all outstanding public securitized pools:

Period (1)	2001-A	2001-B(3)	2001-C	2002-1	2002-2	2002-3	2002-4	2003-1	2003-2	2003-3 (3)	2003-4	2004-1 (3)	2004-2	2004-3	2004-4
1	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.03%	0.03%	0.04%	0.01%	0.00%	0.02%	0.02%	0.01%	0.00%	0.00%	0.01%	0.00%	0.00%	0.02%	0.00%
3	0.09%	0.10%	0.09%	0.06%	0.03%	0.06%	0.07%	0.04%	0.02%	0.02%	0.03%	0.02%	0.03%	0.06%	0.04%
4	0.20%	0.21%	0.20%	0.15%	0.10%	0.14%	0.16%	0.11%	0.06%	0.06%	0.08%	0.06%	0.07%	0.13%
5	0.33%	0.33%	0.35%	0.29%	0.18%	0.27%	0.26%	0.18%	0.14%	0.13%	0.14%	0.11%	0.15%	0.21%
6	0.50%	0.50%	0.49%	0.43%	0.32%	0.44%	0.38%	0.29%	0.25%	0.23%	0.21%	0.19%	0.24%
7	0.70%	0.69%	0.65%	0.60%	0.49%	0.57%	0.50%	0.41%	0.36%	0.32%	0.28%	0.27%	0.33%
8	0.84%	0.87%	0.81%	0.84%	0.66%	0.70%	0.61%	0.53%	0.48%	0.40%	0.35%	0.34%	0.41%
9	1.04%	1.05%	0.95%	1.06%	0.82%	0.82%	0.78%	0.66%	0.59%	0.47%	0.44%	0.42%
10	1.24%	1.22%	1.07%	1.28%	0.96%	0.96%	0.94%	0.80%	0.70%	0.55%	0.54%	0.52%
11	1.45%	1.36%	1.20%	1.48%	1.10%	1.10%	1.08%	0.93%	0.80%	0.62%	0.61%	0.59%
12	1.67%	1.53%	1.37%	1.67%	1.26%	1.24%	1.28%	1.06%	0.89%	0.71%	0.73%
13	1.90%	1.67%	1.55%	1.82%	1.39%	1.38%	1.43%	1.21%	0.98%	0.80%	0.83%
14	2.09%	1.81%	1.74%	1.99%	1.51%	1.53%	1.59%	1.31%	1.08%	0.88%	0.93%
15	2.25%	2.00%	1.97%	2.14%	1.68%	1.70%	1.77%	1.40%	1.20%	0.97%
16	2.41%	2.19%	2.16%	2.27%	1.83%	1.88%	1.92%	1.50%	1.31%	1.07%
17	2.54%	2.37%	2.36%	2.45%	1.99%	2.03%	2.05%	1.60%	1.41%	1.16%
18	2.73%	2.60%	2.59%	2.62%	2.16%	2.15%	2.16%	1.70%	1.53%
19	2.93%	2.80%	2.78%	2.80%	2.31%	2.28%	2.25%	1.85%	1.66%
20	3.11%	3.01%	2.95%	2.99%	2.46%	2.41%	2.37%	1.99%	1.76%
21	3.34%	3.19%	3.14%	3.15%	2.60%	2.52%	2.49%	2.14%
22	3.54%	3.34%	3.29%	3.31%	2.72%	2.62%	2.62%	2.27%
23	3.72%	3.49%	3.41%	3.45%	2.86%	2.74%	2.73%	2.37%
24	3.92%	3.62%	3.57%	3.58%	2.95%	2.83%	2.84%
25	4.10%	3.75%	3.73%	3.69%	3.03%	2.96%	2.95%
26	4.23%	3.87%	3.88%	3.80%	3.13%	3.08%	3.06%
27	4.36%	4.00%	4.04%	3.92%	3.22%	3.21%
28	4.47%	4.15%	4.20%	4.02%	3.33%	3.31%
29	4.56%	4.28%	4.35%	4.12%	3.41%	3.41%
30	4.67%	4.40%	4.46%	4.22%	3.50%
31	4.81%	4.52%	4.57%	4.30%	3.58%
32	4.92%	4.64%	4.69%	4.39%	3.66%
33	5.04%	4.73%	4.77%	4.49%
34	5.13%	4.83%	4.85%	4.56%
35	5.24%	4.93%	4.92%
36	5.31%	4.99%	5.01%
37	5.39%	5.05%	5.09%
38	5.45%	5.11%	5.16%
39	5.50%	5.17%	5.22%
40	5.56%	5.24%	5.27%
41	5.61%	5.29%	5.32%
42	5.66%	5.33%
43	5.70%	5.39%
44	5.75%	5.43%
45	5.81%
46	5.84%
47	5.87%
Prime Mix (2)	68%	71%	71%	76%	70%	87%	85%	80%	80%	82%	84%	82%	82%	81%	78%

(1)	Represents the number of months since inception of the securitization.

(2)	Represents the original percentage of prime automobile contracts securitized within each pool.

(3)	Represents loans sold to Westcorp in whole loan sales and subsequently securitized by Westcorp. WFS manages these contracts pursuant to an agreement with Westcorp and the securitization trust.